As filed with the Securities and Exchange Commission on April 1, 2021

Registration No. 033-95326-99

Registration No. 333-108436

Registration No. 333-108445

Registration No. 333-139025

Registration No. 333-149836

Registration No. 333-161415

Registration No. 333-178752

Registration No. 333-183361

Registration No. 333-212319

Registration No. 333-231673

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-95326-99

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-108436

FORM S-8 REGISTRATION STATEMENT NO. 333-108445

FORM S-8 REGISTRATION STATEMENT NO. 333-139025

FORM S-8 REGISTRATION STATEMENT NO. 333-149836

FORM S-8 REGISTRATION STATEMENT NO. 333-161415

FORM S-8 REGISTRATION STATEMENT NO. 333-178752

FORM S-8 REGISTRATION STATEMENT NO. 333-183361

FORM S-8 REGISTRATION STATEMENT NO. 333-212319

FORM S-8 REGISTRATION STATEMENT NO. 333-231673

UNDER

THE SECURITIES ACT OF 1933

HMS Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3656261 (IRS Employer Identification No.)

5615 High Point Drive Irving, Texas	75038
(Address of Principal Executive Officers)	(Zip Code)

1995 Non-Employee Director Stock Option Plan

1999 Long-Term Incentive Stock Plan

HMS Holdings Corp. Stock Option Agreements

HMS Holdings Corp. Fourth Amended and Restated 2006 Stock Plan

HealthDataInsights Inc. Amended 2004 Stock Option/Stock Issuance Plan

HDI Holdings, Inc. Amended 2011 Stock Option and Stock Issuance Plan

HMS Holdings Corp. 2016 Omnibus Incentive Plan

HMS Holdings Corp. 2019 Omnibus Incentive Plan

(Full Title of the Plan)

William C. Lucia

President and Chief Executive Officer

5615 High Point Drive

Irving, Texas 75038

(Name and address of agent for service)

(214) 453-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement on Form S-8 (No. 033-95326), filed with the SEC on July 31, 1995, as amended by post-effective amendment No. 1 filed with the Securities and Exchange Commission (“SEC”) on September 2, 2003.

•                  Registration Statement on Form S-8 (No. 333-108436), filed with the SEC on September 2, 2003.

•                  Registration Statement on Form S-8 (No. 333-108445), filed with the SEC on September 2, 2003.

•                  Registration Statement on Form S-8 (No. 333-139025), filed with the SEC on November 30, 2006.

•                  Registration Statement on Form S-8 (No. 333-149836), filed with the SEC on March 20, 2008.

•                  Registration Statement on Form S-8 (No. 333-161415), filed with the SEC on August 18, 2009.

•                  Registration Statement on Form S-8 (No. 333-178752), filed with the SEC on December 23, 2011.

•                  Registration Statement on Form S-8 (No. 333-183361), filed with the SEC on August 16, 2012.

•                  Registration Statement on Form S-8 (No. 333-212319), filed with the SEC on June 29, 2019.

•                  Registration Statement on Form S-8 (No. 333-231673), filed with the SEC on May 22, 2019.

On April 1, 2021, pursuant to the Agreement and Plan of Merger, dated as of December 20, 2020, by and among HMS Holdings Corp., a Delaware corporation (the “Company”), Gainwell Acquisition Corp., a Delaware corporation (“Parent”), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Gainwell Intermediate Holding Corp., a Delaware corporation, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities of the Company registered for sale under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on April 1, 2021.

HMS HOLDINGS CORP.

By:	/s/ Jeffrey S. Sherman
Name: Jeffrey S. Sherman
Title: Executive Vice President, Chief Financial Officer and Treasurer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.